Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD ANNOUNCES SECOND QUARTER RESULTS WITH NET INCOME UP 53%

Company Posts 17th Consecutive Period of Comparable Quarter Growth

Newport Beach, CA – August 12, 2003 – American Vanguard Corp. (AMEX:AVD) today announced record financial results for the second quarter ended June 30, 2003.

Second Quarter Financial Highlights – versus fiscal 2002 second quarter

Net sales rose 27% to $25.9 million.

Operating income increased 31% to $2.4 million.

Net income was up 53% to $1.7 million or $.28 per diluted share.

Six-month Financial Highlights – versus the first six months of 2002

Net sales increased 35% to $53.3 million.

Operating income was up 35% to $4.5 million.

Net income rose 53% to $2.9 million or $.48 per diluted share.

Eric Wintemute, President and CEO of American Vanguard, stated, “We are pleased to announce our 17th consecutive quarter of comparable growth. We saw continued strength throughout our product portfolio during the quarter, with especially strong sales from our corn soil insecticides sold in our state-of-the-art SmartBox® delivery system, as well as our mosquito control products, home pest control products, and Dacthal, our vegetable herbicide. Another key driver of our results for the quarter was the product line we acquired from Pace International in the beginning of this year. Our immediate success with this complementary line of products demonstrates the effectiveness of our growth strategy.”

Mr. Wintemute continued, “Recently, we began manufacturing a new active ingredient, Bifenthrin, at our Alabama facility. We obtained from U.S. EPA a registration to market the technical form of this pyrethroid insecticide in June, and have applied for and expect to obtain U.S. end use registrations to market the formulated product in the next 6—12 months. The current worldwide market for Bifenthrin is estimated at approximately $150 million. While it is too early to predict the magnitude of potential sales by American Vanguard, we feel confident that the production of Bifenthrin is an excellent fit with the capabilities of our Alabama plant.”

Mr. Wintemute concluded, “We are pleased with the growth we realized in the first half of the year and remain optimistic about the balance of the year. We continue to pursue long-term growth by acquiring and licensing brand name niche product lines from multi-billion dollar companies. Our proven track record and distinct characteristics in manufacturing, registration and marketing bode well for our ability to capitalize further on consolidation in the industry. We expect to meet our previously stated goals of double-digit sales and net income growth for fiscal 2003, and look forward to updating you with our progress.”

American Vanguard was recently recognized as one of Business Week’s Hot Growth Companies (#94) and Fortune Small Business’ 100Fastest Growing Small Companies (#35).

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American Vanguard Corporation News Release	Page 2

August 12, 2003

Conference Call

Eric G. Wintemute, President & CEO, and James A. Barry, Senior Vice President & CFO, will conduct a conference call focusing on the financial results at 10:00 am ET on Tuesday, August 12, 2003. Interested parties may participate in the call by dialing 973-582-2866 approximately 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investors section of the Company’s web site at www.american-vanguard.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets crop protection and management, turf management and public health insecticides. The Company’s basic strategy is to acquire brand name, niche product lines from multi-billion dollar companies that divest mature products to focus on newly discovered molecules. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update forward-looking statements.

CONTACT: American Vanguard Corporation	-OR-	AVD’S INVESTOR RELATIONS FIRM
Eric G. Wintemute, President & CEO James A. Barry, Senior Vice President & CFO (949) 260-1200		The Equity Group Inc. www.theequitygroup.com Lauren Barbera lbarbera@equityny.com (212) 836-9610 Loren G. Mortman (212) 836-9604

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American Vanguard Corporation News Release	Page 3

August 12, 2003

American Vanguard Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net sales (1)	$25,944,000	$20,397,000	$53,286,000	$39,415,000
Cost of sales	13,991,000	11,042,000	29,965,000	22,354,000

Gross profit	11,953,000	9,355,000	23,321,000	17,061,000
Operating expenses (1)	9,574,000	7,533,000	18,865,000	13,763,000

Operating income	2,379,000	1,822,000	4,456,000	3,298,000
Interest expense	308,000	272,000	575,000	475,000
Interest income (2)	(304,000)	(6,000)	(312,000)	(12,000)
Interest capitalized	(148,000)	(244,000)	(290,000)	(244,000)

Income before income taxes	2,523,000	1,800,000	4,483,000	3,079,000
Income taxes (2)	798,000	675,000	1,534,000	1,155,000

Net income	$1,725,000	$1,125,000	$2,949,000	$1,924,000

Earnings per common share (3)	$.30	$.20	$.51	$.34

Earnings per common share – assuming dilution (3)	$.28	$.19	$.48	$.32

Weighted average shares outstanding (3)	5,827,000	5,744,000	5,826,000	5,743,000

Weighted average shares outstanding – assuming dilution (3)	6,164,000	6,060,000	6,134,000	6,038,000

(1) For the three and six months ended June 30, 2002, certain operating expenses were reclassified to a reduction of sales to reflect the adoption of Emerging Issues Task Force issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products. The reclassification does not affect net income.

(2) Interest income primarily relates to amended tax returns, which generated a refund from the state of California. The refund also lowered the effective tax rate.

(3) Retroactively restated to reflect a 3-for-2 stock split distributed on April 11, 2003 to common stockholders of record as of March 28, 2003.

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American Vanguard Corporation News Release	Page 4

August 12, 2003

2003 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30

Net sales	$27,342,000	$25,944,000

Gross profit	11,368,000	11,953,000

Operating income	2,077,000	2,379,000

Net income	$1,224,000	$1,725,000

EPS – basic	$.21	$.30

EPS – diluted	$.20	$.28

Weighted average shares outstanding	5,826,000	5,827,000

Weighted average shares outstanding assuming dilution	6,090,000	6,164,000

2002 Summary Results of Operations

	Three months ended March 31 (Unaudited)	Three months ended June 30 (Unaudited)	Three months ended Sept. 30 (Unaudited)	Three months ended Dec. 31 (Unaudited)	Fiscal 2002
Net sales	$19,018,000	$20,397,000	$29,841,000	$31,415,000	$100,671,000

Gross profit	7,706,000	9,355,000	11,960,000	14,855,000	43,876,000

Operating income	1,476,000	1,822,000	2,963,000	5,619,000	11,880,000

Net income	$799,000	$1,125,000	$1,765,000	$3,360,000	$7,049,000

EPS – basic	$.14	$.20	$.31	$.57	$1.22

EPS – diluted	$.13	$.19	$.30	$.54	$1.16

Weighted average shares Outstanding	5,729,000	5,744,000	5,815,000	5,817,000	5,780,000

Weighted average shares outstanding assuming dilution	5,995,000	6,060,000	6,073,000	6,094,000	6,061,000

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